Exhibit 10.24

AMENDMENT TO SERVICES AGREEMENT

This Amendment to Services Agreement (“Agreement”) is made by and between InsWeb Corporation, a Delaware Corporation, 11290 Pyrites Way, Suite 200, Gold River, California, 95670-4481 (hereinafter “InsWeb”) and NetQuote Inc, a Colorado corporation, 1860 Blake Street, Suite 900, Denver, Colorado, 80202 (hereinafter “NetQuote”)., entered into by the parties on May 1, 2008 (the “Amendment Date”), amends and modifies that the Services Agreement entered into by and between the parties, dated July 10, 2007 (the “Agreement”).

WHEREAS, the parties mutually desire to update and amend certain commercial terms of the original Agreement;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, including each party’s election not to terminate and to continue the Agreement, the parties agree to amend the original Agreement as follows:

1.              Definitions.  Capitalized terms not otherwise expressly defined herein will have the meanings given such terms in the Agreement.  The term, “Agreement” for purposes of this Amendment and for all purposes of the Agreement means the Agreement as amended and modified hereby.

2.              Amendment.  The following provisions are amended:

(a)  Section 1, “EFFECTIVE DATE/TERM” of the Agreement is deleted in its entirety and replaced as follows:

This Agreement shall be effective as of May 1, 2008 (“Effective Date”) and shall continue for a period of eighteen months unless earlier terminated as described herein (the “Term”). After the initial Term, the Term will automatically continue unless and until either party provides the other party with at least ninety (90) days prior written notice of termination.

(b)  Exhibit A, “Program Specifications”, a new Section 1.6 is added as follows:

1.6  InsWeb and NetQuote will collect the name, phone number, email address and certain insurance profile information from consumers visiting their respective websites for term life insurance products (“Term Life Leads”). With the objective of expanding distribution of the Term Life Lead beyond their respective networks of agents and insurance providers, InsWeb and NetQuote also may deliver the Term Life Lead to the other party if the receiving party’s distribution of the Lead will result in Billed Revenue to the sending party in excess of that party’s threshold.  Each party will implement “ping” technology to determine if the applicable threshold will be met. For Term Life Leads sent by InsWeb to NetQuote, the threshold is met if InsWeb will receive at least [CONFIDENTIAL TREATMENT REQUESTED] per Lead from NetQuote’s distribution; for Term Life Leads sent by NetQuote to InsWeb, the threshold is met if NetQuote will receive at least [CONFIDENTIAL TREATMENT REQUESTED] per Lead from InsWeb’s distribution. If the threshold is met, the receiving party will pay the sending party [CONFIDENTIAL TREATMENT REQUESTED] of the Billed Revenue derived from its distribution of the Lead.

(c) Exhibit A, Section 2.8 is deleted in its entirety.

3.              Conflict.  If any conflict should arise between the terms and provisions of this Amendment and the Agreement, this Amendment will govern.

4.              Reaffirmation.  Except as otherwise specifically set forth herein, the terms and conditions of the Agreement, as amended hereby, are ratified, confirmed and approved.  Only the Agreement as modified hereby and this Amendment, constitute the agreement of the parties; all other agreements, whether oral or written are hereby superseded and replaced.

5.              Counterparts.  This Amendment may be executed in counterparts, each of which will be deemed to be an original and all of which, when taken together, will constitute one and the same document.

6.              Facsimile Signature.  This Amendment may be executed by facsimile signature and a facsimile signature will be deemed an original signature for all purposes.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first mentioned above.

InsWeb Corporation:	NetQuote Inc.:

/S/ L. Eric Loewe	/S/ Gregg Coccari
Signed	Signed

L. Eric Loewe	Gregg Coccari
Print Name

SVP, General Counsel and Secretary	Chief Executive Officer
Title

7/21/08	7/21/08
Date	Date